UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2018, at Lifeway’s annual meeting of stockholders (the “Annual Meeting”), we submitted two matters to a vote of securities holders. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The persons named as proxies on the proxy card voted in the manner indicated on the submitted proxy card and there was no solicitation of proxies in opposition to management’s nominees as listed in the proxy statement. All of management’s nominees were elected to the Board. Details of the voting are provided below:

Proposal 1:

To elect the persons named below to the Company’s Board of Directors to one-year terms expiring at the next Annual Meeting of stockholders (or until successors are elected or directors resign or are removed).

	Votes For	Votes Withheld	Broker Non-Votes
Ludmila Smolyansky	12,466,344	1,465,455	1,399,826
Julie Smolyansky	12,437,685	1,494,114	1,399,826
Edward Smolyansky	12,325,058	1,606,741	1,399,826
Pol Sikar	12,701,094	1,230,705	1,399,826
Renzo Bernardi	12,280,372	1,651,427	1,399,826
Paul Lee	12,633,415	1,298,384	1,399,826
Jason Scher	12,705,452	1,226,347	1,399,826
Laurent Marcel	13,793,770	138,029	1,399,826

Proposal 2:

	Votes For	Votes Against	Abstentions	Broker Non- Votes
To ratify the appointment of Mayer Hoffman McCann P.C. as our independent auditors for the fiscal year ending December 31, 2018	15,284,441	42,483	4,701	0

Item 7.01	Regulation FD Disclosure.

On July 14, 2018, Lifeway’s Board of Directors approved an award of common stock to independent directors Pol Sikar, Renzo Bernardi, Paul Lee, and Jason Scher in the amount of $30,000 each, vesting in equal parts over three years, subject to our stock ownership and holding policy. The Board approved the stock grants as part of its review of our long-term incentive compensation planning, and to incentivize and retain our independent Board members.

At the Natural Products Expo West event in March 2018, Lifeway showcased several new products and The Kefir Cookbook by CEO Julie Smolyansky. The new products included Plantiful, the first plant-based probiotic beverage made from organic and non-GMO pea protein with 10 vegan kefir cultures; Lifeway Elixir, our organic, non-dairy, sparkling probiotic tonics available in four flavors; and our Organic Icelandic Skyr, which boasts 14 probiotic cultures and 18 grams of protein per serving. The Kefir Cookbook is available in stores and major online booksellers now. Both Lifeway Elixir and Skyr are also available in stores nationwide. Product development for Plantiful remains on track to produce samples for retail in approximately two months. We expect that retailers’ responses will give us additional insights as we prepare to launch the Plantiful line nationwide.

The information included in Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

2

Cautionary Statement Regarding Forward-Looking Statements

The information included in Item 7.01 report contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as “remains,” “approximately,” “expect,” “prepare,” and “will,” and similar terms or terminology, or the negative of such terms or other comparable terminology.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, economic and financial conditions; our ability to execute on new product opportunities; any regulatory, legal, or other impediments to our ability to bring products to market; other risks inherent in product development; and other factors as discussed throughout Part I, Item 1 “Business”; Part I, Item 1A “Risk Factors”; and Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2017 and that are described from time to time in our filings with the SEC.

Readers are cautioned not to place undue reliance on the forward-looking statements included in the information included in Item 7.01, which are made as of the date of this Current Report on Form 8-K. Lifeway undertakes no obligation to update information contained in Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     June 15, 2018

LIFEWAY FOODS, INC.
By:	/s/ Douglas A. Hass
Name: Douglas A. Hass Title: General Counsel and Assistant Corporate Secretary